                                                                   EXHIBIT 10.18

                           ASSET PURCHASE AGREEMENT

  This Asset Purchase Agreement (this "Agreement") is entered into as of March
                                       ---------
23, 2000 by and between @Road, Inc., a California corporation ("Buyer"), and
                                                                -----
Hynet Technologies, a California corporation ("Seller").
                                               ------

                                   RECITALS

  A. Buyer is an Internet-based productivity enhancement service for companies with a mobile workforce leveraging GPS, wireless data networks and the Internet. Seller conducts a business that (i) provides leading financial institutions, high-tech companies and semiconductor manufacturers with a solution for creating dynamic, reusable information units that can then be leveraged to rapidly create and deploy dynamic customer content for use on the web and in printed materials and (ii) includes a mobile portal technology, myWebtoGo.com, that is designed to deliver Internet content to wireless and mobile appliances (the "Business").
                                                                 --------

  B. Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, substantially all of the assets of the Business on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

  In consideration of the mutual agreements, representations, warranties and covenants set forth below, Buyer and Seller agree as follows:

1.   Definitions.  As used in this Agreement, the following terms shall have the
     -----------
following meanings:

     "Affiliate" means with respect to any Person, a Person directly or
      ---------
indirectly controlling or controlled by or under common control with such Person.

     "Closing" means the consummation of the transactions contemplated hereby.
      -------

     "Closing Date" means the date of the Closing as set forth in Section 3.1
      ------------
herein.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "GAAP" means generally accepted accounting principles of the United States
      ----
as set forth by the Financial Accounting Standards Board.

     "Governmental Authorizations" means the permits, authorizations, consents
      ---------------------------
or approvals of any Governmental Entity that are a condition to the lawful consummation of the transactions contemplated hereby as listed on Schedule
                                                                  --------
1.1(i) to this Agreement.
------

     "Governmental Entity" means any court, or any federal, state, municipal or
      -------------------
other governmental authority, department, commission, board, agency or other instrumentality (domestic or foreign).

     "Lien" means any mortgage, pledge, lien, security interest, option,
      -----
covenant, condition, restriction, encumbrance, charge or other third-party claim of any kind.

     "Material Adverse Effect" with respect to a Person means any event, change
      -----------------------
or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such Person and its Affiliates, taken as a whole.

     "Person" means an individual, corporation, partnership, association, trust,
      ------
government or political subdivision or agent or instrumentality thereof, or other entity or organization.

     "Seller Balance Sheet" means the unaudited balance sheet of the Business,
      --------------------
prepared by Seller in accordance with GAAP, consistently applied, and delivered to Buyer upon the Closing Date, which includes the Seller's asset and liability accounts as of the Closing Date.

     "Taxes" means all taxes, however denominated, including any interest,
      -----
penalties or other additions to tax that may become payable in respect thereof,
(i) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, for which Buyer could become liable as successor to or transferee of the Business or the Purchased Assets or that could become a charge against or lien on any of the Purchased Assets, which taxes shall include, without limiting the generality of the foregoing, all sales and use taxes, ad valorem taxes, excise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, real property gains taxes, transfer taxes, payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, or (ii) any liability for amounts referred to in
(i) as a result of any obligations to indemnify another person.

2.  Sale and Purchase
    -----------------

  2.1  Transfer of Assets.  Subject to the terms and conditions of this
       ------------------
Agreement, Seller shall sell, assign, grant, transfer, and deliver (or cause to be sold, assigned, granted, transferred and delivered) to Buyer, or to any Affiliate of Buyer designated by Buyer, and Buyer shall purchase and accept from Seller, as of the Closing Date, free and clear of all Liens, all of the Seller's rights, title and interest in and to all of the assets, properties and business, other than the Excluded Assets, owned, held or used in the conduct of the Business by Seller as the same shall exist on the Closing Date (the "Purchased
                                                                     ---------
Assets"), including, without limitation:
------

          (a) all tangible personal property and leases of and other interests in tangible personal property used in connection with the Business, including, without limitation, the items listed on Schedule 2.1(a);
                                        ---------------

          (b) all raw materials, work-in-process, finished goods, supplies and other inventories of the Business (the "Inventories");
                                        -----------

          (c) all rights under contracts, agreements, leases and other interests in real and personal property, licenses, commitments, sales and purchase orders and other instruments, including without limitation the items listed on Schedule
                                                                        --------
2.1(c) (collectively the "Contracts");
------                    ---------

          (d) all accounts receivable, notes receivable and other receivables;

          (e) all prepaid expenses relating to the operation of the Business including, but not limited to, Taxes, leases and rentals;

          (f) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including, without limitation, unliquidated rights under warranties;

          (g) all copyrights, copyright registrations, proprietary processes, trade secrets, license rights, specifications, technical manuals and data, drawings, inventions, designs, patents, patent applications, trade names, trademarks, service marks, product information and data, know-how and development work-in-progress, customer lists, software modules and engines, business and marketing plans and other intellectual or intangible property embodied in or pertaining to the Business, whether pending, applied for or issued, whether filed in the United States or in other countries, including without limitation the items listed in Schedule 2.1(g), together with all
                                       ---------------
associated goodwill;

          (h) all things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived or first reduced to practice by Seller or any of its employees or agents that are embodied in, derived from or relate to the Business, in any stage of development, including, without limitation, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, notes and all other information relating to the Business;

          (i) any and all design and code documentation, methodologies, processes, trade secrets, copyrights, design information, product information, technology, formulae, routines, engineering specifications, technical manuals and data, drawings, inventions, know-how, techniques, engineering work papers, and notes, development work-in-process, and other proprietary information and materials of any kind relating to, used in, or derived from the Purchased Assets (collectively with subsections (g) and (h), the "Intellectual Property");
                                                 ---------------------

          (j) all permits, authorizations, consents and approvals of any Governmental Entity affecting or relating in any way to the Business, including without limitation, the items listed on Schedule 2.1(j) (the "Permits");
                                        ---------------       -------

          (k) all books, records files and papers, whether in hard copy or electronic format, used in the Business, including without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present, former and prospective suppliers or customers, personnel and employment records, and any information relating to Taxes imposed on the Business or Purchased Assets;

          (l) all computer software programs, data and associated licenses used in connection with the Business; and

          (m) all goodwill associated with the Business or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Business.

     2.2  Excluded Assets.  Buyer agrees that the following assets of Seller
          ---------------
(the "Excluded Assets" shall be excluded from the Purchased Assets:
      ---------------

          (a) $12,500 for the purpose of satisfying the claims of all creditors of Seller;

          (b) Network Access Services Agreement and Metered Access Services Agreement with Epoch Internet, each dated 11/30/98;

          (c) Business Product Purchase Agreement with Lucent Technologies dated 5/5/98;

          (d) Business Services Agreement and Subscription Agreement with AT&T each dated 3/9/98 and Lease Agreement with AT&T dated 5/5/98;

          (e) Lease Agreement with Xerox dated 1/8/97;

          (f) Corporate travel plan with Avis;

          (g) Software License and Service Agreement with 3Com dated   10/3/99;

          (h) Software License and Service Agreement with Common Wealth Magazine dated 2/28/98;

          (i) Software License and Service Agreement with Prentice-Hall dated 10/7/97;

          (j) All agreements with Charles Schwab & Co;

          (k) All Seller nondisclosure agreement and all Seller consulting agreements;

          (l) Distributor Agreement with Cyberbiz E-World dated 9/14/99;

          (m) Lease Agreement with The Landmark dated October 16, 1997;

          (n) Sublease Agreement with TeVeo, Inc. dated February 8, 2000;

          (o) Sublease Agreement with Cohesive Networks dated May 1, 1998;

          (p) Note and Warrant Purchase Agreement, Promissory Note and Warrant with Maui Investment Holding Co. dated November 1, 1999;

          (q) All agreements with employment and consultant recruiting firms and consultants, including without limitation those with Emerson Brooks, Cross Creek, Connexion and Solutions;

          (r)  Agreement with CAP Ventures dated 5/26/98;

          (n) All employee benefit plans and all assets or funds held in trust, or otherwise, associated with or used in connection with the employee benefit plans, including those with TriNet Employer Group; and

          (o) All insurance contracts relating to the Business, including the cash surrender value thereof, and all insurance proceeds or claims relating to the operations of the Business prior to the Closing Date.

     2.3  Transfer of Liabilities. Subject to the terms and conditions of this
          -----------------------
Agreement, Buyer or an Affiliate of Buyer designated by Buyer agrees, effective as of the Closing Date, to assume the liabilities and obligations of Seller arising under the Contracts, other than the liabilities attributable to any failure by Seller to comply with the terms thereof (the "Assumed Liabilities").
                                                         -------------------

     2.4  Excluded Liabilities.  Except for those liabilities expressly assumed
          --------------------
by Buyer or any Affiliate designated by Buyer pursuant to Section 2.3, Buyer shall not assume and shall not be liable for, and Seller and its direct or indirect subsidiaries shall retain and remain solely liable for and obligated to discharge, all of the debts, contracts, agreements, commitments, obligations and other liabilities of any nature whatsoever of Seller and its direct and indirect subsidiaries, whether known or unknown, accrued or not accrued, fixed or contingent, including without limitation the following:

          (a) Any liability for breaches by Seller or any of its respective direct or indirect subsidiaries on or prior to the Closing Date of any contract or any other instrument, contract or purchase order or any liability for payments or amounts due under any Contract or any other instrument, contract or purchase order on or prior to the Closing Date;

          (b) Any liability or obligation for Taxes attributable to or imposed upon Seller or any of its direct or indirect subsidiaries, or attributable to or imposed upon the Purchased Assets for any period (or portion thereof) through the Closing Date, including, without limitation, any Taxes attributable to or arising from the transactions contemplated by this Agreement;

          (c) Any liability or obligation for or in respect of any loan, other indebtedness for money borrowed, or account payable of Seller or any of its direct or indirect subsidiaries, including without limitation debts to Maui Investment Holding Co. which Maui Investment Holding Co. by its signature hereto agrees shall be canceled as of the Closing Date and any such liabilities owed to Affiliates of Seller;

          (d) Any liability or obligation arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time, to the extent relating to any action or omission on or prior to the Closing Date by or on behalf of Seller or any of its direct or indirect subsidiaries, including, without limitation, any liability for fraudulent conveyance, infringement of intellectual property rights, breach of product warranty, injury or death caused by products, or violations of federal or state securities or other laws;

          (e) Any liability or obligation arising on or prior to the Closing Date out of any "employee benefit plan," as such term is defined by the Employee Retirement Income Security Act of 1974 ("ERISA") or other employee benefit
                                         -----
plans;

          (f) Any liability or obligation for making payments of any kind (including as a result of the sale of Purchased Assets or as a result of the termination of employment by Seller of employees, or other claims arising out of the terms and conditions of employment with Seller, or for vacation or severance pay or otherwise) to employees of Seller or in respect of payroll taxes for employees of Seller;

          (g) Any liability of Seller incurred in connection with the making or performance of this Agreement and the transactions contemplated hereby and any liability or obligation for or in respect of any of the Excluded Assets;

          (h) Any liability of Seller arising out of the violation of or failure to comply with any Environmental Regulations (as hereinafter defined) applicable to any aspect of the Business;

          (i) Any costs or expenses of Seller incurred in connection with shutting down, deinstalling and removing equipment not purchased by Buyer, and the costs associated with all contracts and agreements not assumed by Buyer; and

          (j) Obligations or liabilities under any assumed Contract for which a Required Consent has not been obtained as of the Closing.

     2.5  Purchase Price.
          --------------

          (a) Subject to the performance by Seller of all of its obligations under this Agreement (including delivering all documents required to be delivered) at the Closing and Section 10 hereof, in consideration of the acquisition of the Purchased Assets under Section 2.1, Buyer agrees (a) to deliver to Seller 50,000 shares of duly issued, fully-paid Buyer common stock, par value $0.0001 per share (the "Purchase Price" or the "Shares") and (b) to
                                  --------------          ------
assume the Assumed Liabilities. The Shares will not be registered under the Securities Act of 1933, as amended.

     2.6  Allocation of Purchase Price.  The Purchase Price shall be allocated
          ----------------------------
among the Purchased Assets as provided in an exhibit to be prepared by Buyer for purposes of complying with the requirements of Code Section 1060 and the regulations thereunder. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service (and applicable state tax authorities) substantially identical and supplemental Internal Revenue Service Forms 8594 (and corresponding state tax forms) consistent with Buyer's allocation of the Purchase Price. If any Tax authority challenges such allocation, the party receiving notice of such challenge shall give the other prompt written notice thereof and the parties shall cooperate in order to preserve the effectiveness of such allocation.

3.  Closing
    -------

     3.1    Closing.  Subject to the terms and conditions of this Agreement, the
            -------
Closing shall take place on such date, as soon as practicable after all conditions precedent in Sections 8 and 9 have been satisfied or waived, as the parties may agree, but in any case, no later than April 25, 2000 (the "Closing
                                                                       -------
Date").
----

     3.2    Actions at the Closing.  At the Closing, Seller shall deliver the
            ----------------------
Purchased Assets to Buyer, Buyer shall deliver the Purchase Price to Seller, and Buyer and Seller shall take such actions and execute and deliver such agreements, bills of sale, and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

          (a) Bill of Sale; Assignment and Assumption Agreement.  Buyer shall
              -------------------------------------------------
deliver to Seller for Seller's execution thereof a general Bill of Sale substantially in the form attached as Exhibit A and with respect to each
                                      -------
Contract, or item of Intellectual Property, an Assignment and Assumption Agreement substantially in the form attached as Exhibit B, a Patent Assignment
                                                -------
substantially in the form attached as Exhibit C, a Trademark Assignment
                                      -------
substantially in the form attached as Exhibit D and a Copyright Assignment
                                      -------
substantially in the form attached as Exhibit E (the "Transfer Documents") in
                                      -------         ------------------
each case duly executed by Seller, and in the aggregate assigning to Buyer all of Seller's right, title and interest in and to the Purchased Assets. Buyer may designate one or more of its Affiliates as the recipient of certain of the Purchased Assets, and as the party to assume certain of the Assumed Liabilities, in which case Seller shall transfer such Purchased Assets and Assumed Liabilities to Buyer or the Affiliate(s) designated by Buyer pursuant to such Transfer Documents.

          (b) Purchase Price.  Buyer shall deliver the Shares to Seller issued
              --------------
in the name of Seller.

          (c) Title.  Seller shall provide reasonable evidence of valid title to
              -----
such of the Purchased Assets as Buyer may reasonably request in writing prior to the Closing, in form and substance reasonably satisfactory to Buyer.

          (d) Third Party Consents and Assignments.  Buyer shall prepare for
              ------------------------------------
Seller's delivery to Buyer any assignments, and any required consents to assignment, that Seller has obtained in respect of the Contracts, duly executed by parties having the authority to so assign or consent to assign, in form and substance as Buyer shall reasonably request, as well as a written confirmation from such third parties that the Contracts are in good standing.

          (e) Seller Documents.  At the Closing, Seller shall deliver to Buyer
              ----------------
any and all documents required to satisfy the conditions set forth in Section 9 of this Agreement and any other closing documents reasonably requested by Buyer.

          (f) Buyer Documents.  At the Closing, Buyer shall deliver to Seller
              ---------------
any and all documents required to satisfy the conditions set forth in Section 8 of this Agreement.

          (g) Post-Closing Actions.  Subsequent to the Closing Date, Seller
              --------------------
shall, and shall cause any Affiliate of Seller to, from time to time execute and deliver, upon the request of Buyer, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Buyer to effect, record or verify the transfer to and vesting in Buyer of Seller's and any of Seller's Affiliates' right, title and interest in and to the Purchased Assets, free and clear of all Liens in accordance with the terms of this Agreement.

4.  Representations and Warranties of Seller
    ----------------------------------------

     Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the Seller Disclosure Schedule attached hereto, which exceptions specifically reference the Section(s) to be qualified. Seller represents and warrants to Buyer as follows:

     4.1  Organization, Standing and Power.  Seller is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Seller has the requisite corporate power and authority and all permits, authorizations, consents, and approvals of all Governmental Entities to own, lease and operate its properties and to carry on the Business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Business. Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Business.

     4.2  Authority.  As of the Closing, the execution and delivery of this
          ---------
Agreement (and all other agreements and instruments contemplated under this Agreement) by Seller, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Board of Directors and shareholders of Seller, and no other act or proceeding on the part of or on behalf of Seller or its shareholders is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of Seller have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Seller pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Seller pursuant to the provisions hereof and thereof.

     4.3  Execution and Binding Effect.  This Agreement has been duly and
          ----------------------------
validly executed and delivered by Seller and constitutes, and the other agreements and instruments to be executed and delivered by Seller pursuant hereto, upon their execution and delivery by Seller, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Buyer), legal, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

     4.4  Consents and Approvals of Governmental Entities. Other than the
          -----------------------------------------------
Governmental Authorizations there is no requirement applicable to Seller to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Seller of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by Seller pursuant hereto or the consummation by Seller of the transactions contemplated herein or therein.

     4.5  No Violation.  Neither the execution, delivery and performance of this
          ------------
Agreement and all of the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Seller,
(b) conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Seller is a party or by which Seller or any of the Purchased Assets may be bound, (c) violate any material statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Seller or by which any properties or assets of Seller may be bound, or (d) result in any cancellation of, or obligation to repay, any grant, loan or other financial assistance received by Seller from any Governmental Entity.

     4.6  Consents.  Schedule 4.6 sets forth each agreement, contract or other
          --------   ------------
instrument binding upon Seller requiring a consent as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except such consents as would not, individually or in the aggregate, have a Material Adverse Effect if not received by the Closing Date (each a "Required Consent").
                             ----------------

     4.7  Financial Information.  Seller has delivered to Buyer an unaudited
          ---------------------
balance sheet for the Business at September 30, 1999 (the " September 30,
1999 Balance Sheet"), unaudited statements of income and balance sheet for the
     --------------
Business for the three-month period ended December 31, 1999 and audited statements of income and balance sheet for the Business for the fiscal year September 30, 1998 (together with the September 30, 1999 Balance Sheet, the "Financial Statements"), copies of which are set forth in the Seller Disclosure
 --------------------
Schedule. The Financial Statements have been prepared consistently for all periods presented, and revenues presented on the Financial Statements have been recognized in accordance with GAAP, consistently applied. The Financial Statements present fairly the financial condition, operating results and cash flows of the Business as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance.

     4.8  No Undisclosed Liabilities.  Seller does not have any liability,
          --------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, in excess of $5,000 individually or in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required by GAAP to be reflected in the Financial Statements that (i) has not been reflected in the September 30, 1999 Balance Sheet, or (ii) has not arisen in the ordinary course of the Seller's business since September 30, 1999.

     4.9  Absence of Certain Changes.  Since September 30, 1999, Seller has
          --------------------------
conducted the Business in the ordinary course consistent with past practice and
Seller:

          (a) has not created, incurred or assumed (i) any borrowings under capital leases, or (ii) any obligation which in any material way affect the Business, the Purchased Assets or Buyer's ability to conduct the Business in substantially the same manner and condition as conducted by Seller on the date of this Agreement;

          (b) has not changed in any manner the compensation of, or agreed to provide additional benefits to, or enter into any employment agreement with, any Employee (as hereinafter defined);

          (c) has maintained insurance coverage in amounts adequate to cover the reasonably anticipated risks of the business conducted with the Purchased Assets;

          (d) has not acquired or agreed to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business.

          (e) has not sold, disposed of or encumbered any of the Purchased Assets or licensed any Purchased Assets to any Person except for the sale of Inventory in the normal course of business consistent with past practice;

          (f) has not engaged in any special promotion which promotes the sale of Inventory with highly discounted terms;

          (g) has not entered into any agreements or commitments relating to the business conducted with the Purchased Assets, except on commercially reasonable terms in the ordinary course of business;

          (h) has complied in all material respects with all laws and regulations applicable to the Business;

          (i) has not entered into any agreement with any third party for the distribution of any of the Purchased Assets;

          (j) has not changed or announced any change to the products or services sold by the Business except with Buyer's written consent or at Buyer's request;

          (k) has not expanded the use of the Purchased Assets within the organization of Seller;

          (l) has not violated, amended or otherwise change in any way the terms of any of the Contracts;

          (m) has not commenced a lawsuit related to or involving the Purchased Assets other than (i) for the routine collection of bills or (ii) for a breach of this Agreement;

          (p) has not assigned, sold or otherwise conveyed to any third party, any of its accounts receivable prior to the Closing Date; or

          (q)  made any agreement to do any of the foregoing.

    4.10  Assets Generally.
          ----------------

          (a) The Purchased Assets include all properties, tangible and intangible, and only such properties, currently used by Seller in operating the Business and necessary for Buyer to operate the Business after the Closing Date in a manner substantially equivalent to the manner in which Seller has operated the Business prior to and through the Closing Date. Other than the Required Consents and the Governmental Approvals, no licenses or other consents from, or payments to, any other Person are or will be necessary for Buyer to operate the Business and use the Purchased Assets in the manner in which Seller has operated the same.

          (b) Seller holds good and marketable title, license to or leasehold interest in all of the Purchased Assets and has the complete and unrestricted power and the unqualified right to sell, assign and deliver the Purchased Assets to Buyer. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title, license or leasehold interest to the Purchased Assets free and clear of any Liens and there exists no restriction on the use or transfer of the Purchased Assets, except as may be assumed hereunder by Buyer as an Assumed Liability and except for liens arising in the ordinary course of business and not yet known.. No Person other than Seller has any right or interest in the Purchased Assets, including the right to grant interests in the Purchased Assets to third parties, except for Purchased Assets licensed or leased from third parties which are set forth in the Seller Disclosure Schedule and identified as such.

          (c) None of the Purchased Assets that constitute tangible personal property is held under any lease, security agreement, conditional sales contract, lien, or other title retention or security arrangement.

          (d) Except as provided in this Agreement, no restrictions will exist on Buyer's right to sell, resell, license or sublicense any of the Purchased Assets or engage in the Business, nor will any such restrictions be imposed on Buyer as a consequence of the transactions contemplated by this Agreement or by any agreement referenced in this Agreement.

          (e) All of the Purchased Assets are in good operating condition and repair, as required for their use in the Business as presently conducted, and conform to all applicable laws, and no notice of any violation of any law relating to any of the Purchased Assets or Assumed Liabilities has been received by Seller.

    4.11  Intellectual Property.
          ---------------------

          (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the continued conduct by Buyer after the Closing Date of the Business as presently conducted by Seller and the incorporation of any Intellectual Property in any product of Buyer or an affiliate of Buyer) will not breach, violate or conflict with any instrument or agreement governing any intellectual property necessary or required for, or used in, the conduct of the Business as presently conducted and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Intellectual Property or in any material way impair the right of Buyer or any of its affiliates to use, sell, license or dispose of, or to bring any action for the infringement of, any such intellectual property or portion thereof;

          (b) Neither the development, manufacture, marketing, license, sale or use of any product or intellectual property currently licensed, used or sold by Seller or currently under development violates or will violate any license or agreement to which Seller is a party or to the best of Seller's knowledge infringes or will infringe any copyright, patent, trademark, service mark, trade secret or other intellectual property or other proprietary right of any other party. All registered trademarks, service marks, patents and copyrights held by Seller are valid and subsisting. There is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Purchased Assets (including without limitation the Intellectual Property) necessary or required for, or used in, the conduct of the business of Seller as presently conducted nor is there any basis for any such claim, nor has Seller received any notice asserting that any such Purchased Asset (including without limitation the Intellectual Property) or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion. There is no material unauthorized use, infringement or misappropriation on the part of any third party of the Purchased Assets (including without limitation the Intellectual Property); and

          (c) Seller has taken reasonable steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all officers and employees of and consultants to Seller with access to or knowledge of the Purchased Assets (including without limitation the Intellectual Property) to maintain the secrecy and confidentiality of, and its proprietary rights in, the Purchased Assets (including without limitation the Intellectual Property) necessary or required for, or used in, the conduct of the business of Seller as presently conducted. The Seller Disclosure Schedule contains a complete and accurate list of all applications, filings and other formal actions made or taken pursuant to federal, state, local and foreign laws by Seller to perfect or protect its interest in the Purchased Assets, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and copyright or mask work registrations.

          (d) All fees to maintain Seller's rights in the Intellectual Property, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Intellectual Property due and payable on or before the Closing Date, have been paid by Seller or will be paid by Seller within a reasonable period after the Closing.

     4.12 Supply Agreements.
          -----------------

          (a) The Seller Disclosure Schedule contains a list (including names, addresses, contact names and telephone numbers), which is complete in all material respects, of all agreements or other arrangements pursuant to which Seller is obligated to supply products, perform services or otherwise engage in the conduct of the Business (such agreements, as supplemented below, are referred to collectively as the "Supply Agreements"). Seller has provided a
                                 -----------------
true and complete copy of all Supply Agreements to Buyer. All such Supply Agreements are in full force and effect and are valid and effective in accordance with their respective terms against Seller, as the case may be, and against the other party thereto. Seller holds right, title and interest under the terms of each Supply Agreement free of all Liens. Seller is not in default under any such Supply Agreements (or has caused an event which with notice or lapse of time, or both, would constitute a default), nor is the other party thereto in default (or has caused an event which with notice or lapse of time, or both, would constitute a default) under any such Supply Agreements.

          (b) Seller has not entered into any agreement under which Seller is restricted from selling, licensing or otherwise distributing any products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

          (c) After the Closing, Buyer will not be prevented by any act of Seller from changing prices charged to existing or future customers of any products or services.

          (d) Seller has not granted any third party the right to supply any products or services of the Business to any other third party. No agreement for supply of the products or services by Seller obligates Seller, and no agreement would obligate Buyer after the Closing Date, to provide any change in specification of such products or services or to provide new products or services. No agreement pursuant to which Seller has licensed the use of any products to any third party obligates Seller to provide any change in specification in the performance of such products or to provide new products or services.

     4.13 Warranties and Indemnities.  The Seller Disclosure Schedule sets
          --------------------------
forth a summary of all warranties and indemnities, express or implied, relating to products sold or services rendered by Seller, and no warranty or indemnity has been given by Seller which is not listed on the Seller Disclosure Schedule or which differs therefrom in any respect. Seller is in compliance with all warranties described in the Seller Disclosure Schedule. The Seller Disclosure Schedule also indicates all warranty and indemnity claims currently pending against Seller.

     4.14 Real Property.
          -------------

          (a) Schedule 2.1(a) sets forth a list of all real property currently owned or leased by Seller and which relates to the Business, are in full force and effect. To the best of Seller's knowledge, all such current leases are valid and effective in accordance with their respective terms against Seller and the other party thereto. Seller has delivered to Buyer a true, correct and complete copy of each lease identified on Schedule 2.1(a). The premises or property described in said leases are presently occupied or used by Seller as lessee or sublessor under the terms of said leases. Seller is the legal and equitable owner and holder of the leasehold interest in each such lease. Seller has all right, title and interest of the lessee under the terms of said leases, free of all Liens. Seller is not in default under any such leases (and has not caused an event which with notice or lapse of time, or both, would constitute a default), and to the Seller's knowledge, the other parties thereto are not in default (and have not caused an event which with notice or lapse of time, or both, would constitute a default) under any such leases.

           (b) No violation of any law, regulation or ordinance, including without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to the Business or any Purchased Asset currently exists or has existed at any time except for violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or the Purchased Assets. There are no developments affecting any of the Purchased Assets pending or, to the knowledge of Seller threatened, which might materially detract from the value of such Purchase Assets, materially interfere with any present or intended use of any such Purchased Assets or have a Material Adverse Effect on the marketability of the Purchased Assets.

     4.15  Inventories.  To the best of Seller's knowledge, all of the
           -----------
Inventories are and will be items of a quality usable or salable in the ordinary and usual course of business. The value at which the Inventories are carried on the September 30, 1999 Balance Sheet reflects an inventory valuation policy of Seller which is consistent with industry practice and which is in accordance with GAAP, consistently applied.

     4.16  Accounts Receivable.  All accounts receivable, notes receivable and
           -------------------
other receivables included in the Purchased Assets are valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts less any reserves for doubtful accounts recorded on the September 30, 1999 Balance Sheet. All accounts, notes receivable, and other receivables arising out of or relating to the Business on September 30, 1999 have been included in the September 30, 1999 Balance Sheet.

     4.17  Licenses and Permits.  Seller holds all consents, approvals,
           --------------------
registrations, certifications, authorizations, permits and licenses of, and has made all filings with, or notifications to, all Governmental Entities pursuant to applicable requirements of all federal, state, local and foreign laws, ordinances, governmental rules or regulations applicable to the business, including, but not limited to, all such laws, ordinances, governmental rules or regulations relating to registration of the products of the Business (at their current level of development and use) and certification of the facilities of the Business. The Business is in compliance with all federal, state, local and foreign laws, ordinances, governmental rules and regulations relating to the products manufactured by the Business or otherwise related to the Business and Seller has no reason to believe that any consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it has received or made to operate the Business are invalid or have been or are being suspended, canceled, revoked or questioned. There is no investigation or inquiry to which Seller is a party or, to Seller's knowledge, pending or threatened, relating to the Business and its compliance with applicable foreign, state, local or foreign laws, ordinances, governmental rules or regulations. Each such consent, approval, registration, certification, authorization, permit or license is transferable and shall be transferred to Buyer in accordance with the terms of this Agreement.

     4.18  Employees.
           ---------

           (a) Schedule 4.18 sets forth the names, home addresses, compensation
               -------------
levels, share option position, if any, and job titles of all of the Employees. All employees, consultants, officers, directors and shareholders of Seller or any Seller Subsidiary that have had access to the Purchased Assets are parties to a written agreement (a "Confidentiality Agreement"), under which each such
                           -------------------------
person or entity (i) is obligated to disclose and transfer to Seller, without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for Seller, he or she makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for Seller may be concerned, or relate to or are connected with the Business, products or projects of Seller, or involve the use of the time, material or facilities of Seller, and (ii) is obligated to maintain the confidentiality of proprietary information of Seller. None of Seller's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to promote the interests of Seller with regard to the Business or the Purchased Assets or that would conflict with the Business or the Purchased Assets. Neither the execution nor the delivery of this Agreement, nor the carrying on of the Business by its employees and consultants, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons or entities are now obligated. It is currently not necessary nor will it be necessary for Seller to utilize in the Business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with Seller, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by Seller, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such persons or entity is a party or to which any of such assets or rights may be subject. To the Seller's knowledge, none of Seller's employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to the Purchased Assets has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the Purchased Assets by such previous employer which has resulted in Seller's access to or use of such proprietary items included in the Purchased Assets, and Seller will not gain access to or make use of any such proprietary items in the Business, except to the extent that any such activities would not have a material adverse effect on the Purchased Assets or the Business.

           (b) Except for the Confidentiality Agreements, there are no written or oral contracts of employment between Seller and any Employee.

           (c) The Seller is not a party to a collective bargaining agreement with any trade union, the Seller's employees are not members of a trade union certified as a bargaining agent with the Seller and no proceedings to implement any such collective bargaining agreement or certifications are pending.

     4.19  Employee Benefit and Compensation Plans.  Buyer will incur no
           ---------------------------------------
liability with respect to, or on account of, and Seller will retain any liability for, and on account of, any employee benefit plan of Seller, any of its Affiliates or any predecessor employer of any employee, including, but not limited to, liabilities Seller may have to such employees under all employee benefit schemes, incentive compensation plans, bonus plans, pension and retirement plans, vacation, profit-sharing plans (including any profit-sharing plan with a cash-or-deferred arrangement) share purchase and option plans, savings and similar plans, medical, dental, travel, accident, life, disability and other insurance and other plans or arrangements, whether written or oral and whether "qualified" or "non-qualified," or to any employee as a result of termination of employment by Seller as contemplated by this Agreement. Seller has not, with respect to any employee, maintained or contributed to, or been obligated or required to contribute to, any retirement or pension plan or any employee benefit plan. The Seller has complied with all of its obligations (including obligations to make contributions) in respect of the pension funds of which its employees are members, there is no outstanding liability of the Seller or any of its Affiliates to any such funds and all such funds are fully funded to meet all potential claims for benefits by any and all such employees and any former employee.

     4.20  Taxes.  To the best of the Seller's knowledge, all Taxes have been or
           -----
will be paid by Seller for all periods (or portions thereof) prior to and including the Closing Date except for those Taxes not yet due. Seller and any other person required to file returns or reports of Taxes have duly and timely filed (or will file prior to the Closing Date) all returns and reports of Taxes required to be filed prior to such date, and all such returns and reports are true, correct, and complete. There are no liens for Taxes on any of the Purchased Assets. Seller has complied with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to employees or independent contractors providing services to the Business. There are no pending or, to Seller's knowledge, threatened proceedings with respect to Taxes, and there are no outstanding waivers or extensions of statutes of limitations with respect to assessments of Taxes.

     4.21  Compliance with Law.  The operation of the Business has been
           -------------------
conducted in all material respects in accordance with all applicable and material laws, regulations and other requirements of Governmental Entities having jurisdiction over the same.

     4.22  Environmental Matters.  Seller has not caused or allowed, or
           ---------------------
contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its Business or otherwise. To the best of Seller's knowledge, Seller, the operation of the Business, and any real property that Seller owns, leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) or orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. Seller has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of the Business, and Seller is not aware of any basis therefor. For purposes of this Agreement, the term "Environmental Laws" shall mean any federal, state or local law or ordinance or regulation pertaining to the protection of public health or safety or damage to protection of the environment in connection with the use, storage, disposal, transport or handling of Hazardous Substances. For purposes of this Agreement, the term "Hazardous

Substances" shall include any materials classified as hazardous or toxic under any Environmental Laws.

     4.23  Material Contracts.
           ------------------

           (a) Schedule 4.23 contains a list of all Contracts which are material
               -------------
to the Business ("Material Contracts").  "Material Contracts" shall include,
                  ------------------      ------------------
without limitation, the following and shall be categorized in the Seller Disclosure Schedule as follows:

               (i) each Contract (other than routine purchase orders given and pricing quotes received in the ordinary course of the Business and covering a period of less than one year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Business under the terms of which Seller, on behalf of the
Business: (A) paid or otherwise gave consideration of more than $5,000 in the aggregate during the fiscal year ended September 30, 1999, (B) is likely to pay or otherwise give consideration of more than $5,000 in the aggregate during the fiscal year ended September 30, 2000, (C) is likely to pay or otherwise give consideration of more than $5,000 in the aggregate over the remaining term of such contract or (D) cannot be canceled without penalty or further payment of less than $5,000;

               (ii) each customer contract and agreement of the Business (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) which (A) involved consideration of more than $5,000 in the aggregate during the fiscal year ended September 30, 1999, (B) is likely to involve consideration of more than $5,000 in the aggregate during the fiscal year ended September 30, 2000, (C) is likely to involve consideration of more than $5,000 in the aggregate over the remaining term of the contract or (D) cannot be canceled without penalty or further payment of less than $5,000;

               (iii) (A) all distributor, manufacturer's representative, broker, franchise, agency and dealer contracts and agreements of the Business (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements of the Business which: (1) involved consideration of more than $5,000 in the aggregate during the fiscal year ended September 30, 1999 or (2) are likely to involve consideration of more than $5,000 in the aggregate during the fiscal year ended September 30, 2000 or (3) are likely to involve consideration of more than $5,000 in the aggregate over the remaining term of the contract;

               (iv) all management contracts with independent contractors or consultants (or similar arrangements) of the Business and which (A) involved consideration or more than $5,000 in the aggregate during the fiscal year ended September 30, 1999, (B) are likely to involve consideration of more than $5,000 in the aggregate during the fiscal year ended September 30, 2000, or (C) are likely to involve consideration of more than $5,000 in the aggregate over the remaining term of the contract;

               (v) all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which the Business has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which the Business has imposed (or may impose) a security interest or lien on any of its assets, whether tangible or intangible, to secure indebtedness;

               (vi) all contracts and agreements that limit the ability of any Person related to the Business, or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

               (viii) all Contracts pursuant to which the Business has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

               (ix) all other Contracts (A) which are material to the Business or (B) the absence of which would have a Material Adverse Effect on the Business, or (C) which are believed by Seller to be of unique value even though not material to the Business.

           (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Business, each license, each Material Contract, is a legal, valid and binding agreement, and none of the Material Contracts is in default by its terms or has been canceled by the other party; Seller is not in receipt of any claim of default under any such agreement; and Seller does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the transactions contemplated hereby. Seller has furnished Buyer with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

     4.24  Products.  Each of the products and services produced, sold or
           --------
provided by Seller in connection with the Business is, and at all times has been, in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made in connection with the sale of such product or service. There is no design defect with respect to any of such products, and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws and current industry practice with respect to its contents and use.

     4.25  Product Liability.  There are no claims, actions, suits, inquiries,
           -----------------
proceedings or investigations pending by or against Seller, relating to any products the Business and containing allegations that such products are defective or were improperly designed or manufactured or improperly labeled or otherwise improperly described for use.

     4.26  Litigation; Other Claims.
           ------------------------

          (a) There are no claims, actions, suits, inquiries, proceedings, or investigations against Seller, or any of its officers, directors or shareholders, relating to the Business, the Purchased Assets or Seller's employees which are currently pending or threatened, at law or in equity or before or by any Governmental Entity, or which challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, nor is Seller aware of any basis for such claims, actions, suits, inquiries, proceedings, or investigations; and no Governmental Entity has at any time challenged or questioned the legal right of Seller to manufacture, offer or sell any of its products or services in the present manner or style thereof.

           (b) There are no grievance or arbitration proceedings pending or threatened, and there are no actual or threatened strikes or work stoppages with respect to the Business, the Purchased Assets or Seller's employees, nor is Seller aware of any basis for such proceedings or events.

     4.27  Defaults.  Seller is not in default under or with respect to any
           --------
judgment, order, writ, injunction or decree of any court or any Governmental Entity which could reasonably be expected to have a Material Adverse Effect on the Business or any of the Purchased Assets. There does not exist any default by Seller or by any other Person, or event that, with notice or lapse of time, or both, would constitute a default under any agreement entered into by Seller as part of the operations of the Business which could reasonably be expected to have a Material and Adverse Effect on the Business or the Purchased Assets, and no notices of breach thereof have been received by Seller.

     4.28  Schedules.  The schedules describing the Purchased Assets are
           ---------
complete and accurate and describe the material assets in the possession of, or used by Seller in connection with the Business. The property listed in such Schedules constitutes all of the material tangible and intangible property necessary for the conduct by Seller of the Business.

     4.29  Full Disclosure.  Seller is not aware of any facts pertaining to the
           ---------------
Purchased Assets which affect the Business or the Purchased Assets in a materially adverse manner or which will in the future affect the Business or the Purchased Assets in a materially adverse manner. Neither this Agreement nor any other agreement, exhibit, schedule or officer's certificate being entered into or delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained in such document not misleading.

     4.30  Brokers and Finders.  Neither Seller nor any of its officers,
           -------------------
directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finder's fee in connection with the transactions contemplated by this Agreement.

     4.31  Fair Consideration; No Fraudulent Conveyance.  The sale of the
           --------------------------------------------
Purchased Assets pursuant to this Agreement is made in exchange for fair and equivalent consideration. Seller is not now insolvent and will not be rendered insolvent by the sale, transfer and assignment of the Purchased Assets pursuant to the terms of this Agreement. Seller is not entering into this Agreement or any of the other agreements referenced in this Agreement with the intent to defraud, delay or hinder its creditors and the consummation of the transactions contemplated by this Agreement, and the other agreements referenced in this Agreement, will not have any such effect. The transactions contemplated in this Agreement or any agreements referenced in this Agreement will not constitute a fraudulent conveyance, or otherwise give rise to any right of any creditor of Seller to any of the Purchased Assets after the Closing.

     4.32  Insurance.  The Seller Disclosure Schedule lists all insurance
           ---------
policies and fidelity bonds covering the Purchased Assets. There is no claim by Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies and bonds. All premiums due and payable under all such policies and bonds have been paid and Seller is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). There is no threatened termination of, or material premium increase with respect to, any of such policies.

     4.33  Capitalization.
           --------------

          (a) The authorized capital stock of Seller will, upon the Closing Date, consist of 20,000,000 shares of common stock and 8,008,530 shares of preferred stock, 558,560 of which have been designated Series A Preferred Stock, all of which are issued and outstanding immediately prior to Closing, 949,970 of which have been designated Series B Preferred Stock, all of which are issued and outstanding immediately prior to Closing, and 6,500,000 of which have been designated Series C Preferred Stock, 6,243,247 of which are issued and
                                     ----------
outstanding immediately prior to Closing. As of the Closing Date, the total number of outstanding shares of common stock is 2,962,960. The designations,
                                                ---------
rights, preferences and limitations in respect of each class of capital stock of Seller are set forth in its Articles of Incorporation. All outstanding shares of capital stock of Seller are duly authorized and validly issued, fully-paid and nonassessable and were issued in compliance with applicable securities laws.

          (b) Except as referenced above and for (i) conversion privileges of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (ii) outstanding options to purchase 498,500 shares of common stock under
                                           -------
Seller's 1998 Equity Incentive Plan, (iii) 2,486,540 shares of Common Stock
                                           ---------
remaining available for future issuance to employees, directors and consultants under Seller's 1998 Equity Incentive Plan, (v) outstanding warrants to purchase 425,676 shares of Series C Preferred Stock, and (vi) the rights set forth in the
-------           --------------------
Amended and Restated Investors' Rights Agreement dated June 19, 1998 among
                                                       -------------
Seller and certain holders of Seller's capital stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from Seller of any shares of its capital stock.

5.   Representations and Warranties of Buyer
     ---------------------------------------

     Each representation and warranty set forth below is qualified by any exception or disclosures set forth in the Buyer Disclosure Schedule attached hereto, which exceptions specifically reference the Section(s) to be qualified. Buyer represents and warrants to Seller as follows:

     5.1  Organization.  Buyer is a corporation duly formed and validly existing
          ------------
and in good standing under the laws of California, and has full corporate power and authority and the legal right to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, and to consummate the transactions contemplated hereby and thereby. Buyer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Buyer's business.

     5.2  Authority.  The execution and delivery of this Agreement (and all
          ---------
other agreements and instruments contemplated hereunder) by Buyer, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary action by the Board of Directors of Buyer, and no other act or proceeding on the part of Buyer or its shareholders is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. The signatory officers of Buyer have the power and authority to execute and deliver this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, to consummate the transactions hereby and thereby contemplated and to take all other actions required to be taken by Buyer pursuant to the provisions hereof and thereof.

     5.3  Execution and Binding Effect.  This Agreement has been duly and
          ----------------------------
validly executed and delivered by Buyer and constitutes, and the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, upon their execution and delivery by Buyer, will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by Seller), legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally or provisions limiting competition, and by equitable principles.

     5.4  Consent and Approvals.  There is no requirement applicable to Buyer to
          ---------------------
make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the lawful consummation by Buyer of the transactions contemplated by this Agreement and the other agreements and instruments to be executed and delivered by Buyer pursuant hereto, except for filings (a) which are referred to in the Seller Disclosure Schedule or (b) the failure of making which would not have a Material Adverse Effect on the transactions contemplated hereby.

     5.5  No Violation.  Neither the execution, delivery and performance of this
          ------------
Agreement and of all the other agreements and instruments to be executed and delivered pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Buyer,
(b) conflict with or result in a violation or breach of, or constitute a default or require consent of any Person (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any notice, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, or (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to Buyer or by which any of its properties or assets may be bound.

     5.6  Capitalization.
          --------------

          (a) The authorized capital stock of Buyer will, upon the Closing Date, consist of 48,072,114 shares of common stock and 26,927,886 shares of preferred stock, 3,750,000 of which have been designated Series A Preferred Stock, all of which are issued and outstanding immediately prior to Closing, 12,413,793 of which have been designated Series B Preferred Stock, all of which are issued and outstanding immediately prior to Closing, 6,956,400 of which have been designated Series C Preferred Stock, all of which are issued and outstanding immediately prior to Closing, and 3,807,693 of which have been designated Series D Preferred Stock, 3,590,763 of which are issued and outstanding immediately prior to Closing. As of the Closing Date, the total number of outstanding shares of Common Stock is 9,087,440. The designations, rights, preferences and limitations in respect of each class of capital stock of Buyer are set forth in its Articles of Incorporation. All outstanding shares of capital stock of Buyer are duly authorized and validly issued, fully-paid and nonassessable and were issued in compliance with applicable securities laws. Buyer has reserved 50,000 shares of common stock for issuance hereunder.

          (b) Except as referenced above and for (i) conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (ii) outstanding options to purchase 3,976,075 shares of common stock under the Buyer's 1996 Stock Option Plan, (iii) 1,014,801 shares of common stock remaining available for future issuance to employees, directors and consultants under Buyer's 1996 Stock Option Plan, and (iv) the rights set forth in the Amended and Restated Investors' Rights Agreement dated December 17, 1999 among Buyer and certain holders of Buyer's capital stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from Buyer of any shares of its capital stock.

     5.7  Valid Issuance of Securities.  The Shares being issued to Seller
          ----------------------------
hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and pursuant to applicable state and federal securities laws.

     5.8  Title to Property and Assets.  Buyer owns its property and assets
          ----------------------------
free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair Buyer's ownership or use of such property or assets. With respect to the property and assets it leases, Buyer is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     5.9  Tax Returns and Payments.    Buyer has filed all federal, state and
          ------------------------
local tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Buyer has paid all taxes and other assessments due. Buyer has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

6.  Covenants.
    ---------

     6.1  Access to Information.
          ---------------------

          (a) Prior and subsequent to the Closing, Seller will permit Buyer to make a full and complete investigation of the Purchased Assets and to receive from Seller all information of Seller relating to the Purchased Assets or reasonably related to Seller's conduct of the Business. Without limiting this right, Seller will give to Buyer and its accountants, legal counsel, and other representatives full access, during normal business hours, at a mutually agreeable location arranged in advance, to all of the books, records, files, documents, properties, and contracts of Seller relating to the Purchased Assets or reasonably related to Seller's conduct of the Business and allow Buyer and any such representatives to make copies thereof, all of which shall be made available in an organized fashion and so as to facilitate an orderly review. This Section 6.1 shall not affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. Seller shall maintain and make available the information and records specified in this
Section 6.1(a) in the ordinary course of Seller's business and document retention policies, as if the transactions contemplated by this Agreement had not occurred.

          (b) At all times following the Closing, each party shall provide the other party (at such other party's expense) with such reasonable assistance, including the provision of available relevant records or other information and reasonable access to and cooperation of any employees, as may be reasonably requested by either of them in connection with the preparation of any financial statement or tax return, any audit or examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes.

     6.2  Third Party Consents.  Seller and Buyer shall use commercially
          --------------------
reasonable efforts to obtain, within the applicable time periods required, all Required Consents, waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement so as to preserve all rights of, and benefits to, the Buyer in the Purchased Assets.

     6.3  Certain Notifications.  At all times prior to the Closing, Seller and
          ---------------------
Buyer shall promptly notify the other party in writing of the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy any of the conditions specified in Section 8 or Section 9 of this Agreement.

     6.4  Best Efforts.  The Seller shall use its best efforts (i) to cause to
          ------------
be fulfilled and satisfied all of the conditions to the Closing set forth in
Section 8 below, (ii) to cause to be performed all of the matters required of it at the Closing and (iii) to cause the Contracts to be assigned to Buyer.

     6.5  Seller's Conduct of the Business Prior to Closing.  During the period
          -------------------------------------------------
from the date of this Agreement to the Closing Date, Seller will conduct the Business in its ordinary and usual course, consistent with past practice, and will use all reasonable efforts to preserve intact all rights, privileges, franchises and other authority of the Business, to retain the employees, and to maintain favorable relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having relationships with the Business. Seller shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business, and any material event involving the Business or the Purchased Assets. Without limiting the generality of the foregoing, and except as approved in writing by Buyer in advance, prior to the Closing, Seller:

          (a) except for funds borrowed by Seller from certain of its shareholders after the date first set forth above, will not create, incur or assume (i) any borrowings under capital leases, or (ii) any obligation which would in any material way affect the Business, the Purchased Assets or Buyer's ability to conduct the Business in substantially the same manner and condition as conducted by Seller on the date of this Agreement;

          (b) will not change in any manner the compensation of, or agree to provide additional benefits to, or enter into any employment agreement with, any employee;

          (c) will maintain insurance coverage in amounts adequate to cover the reasonably anticipated risks of the business conducted with the Purchased Assets;

          (d) will not acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business.

          (e) will not sell, dispose of or encumber any of the Purchased Assets or license any Purchased Assets to any Person except for the sale of Inventory in the normal course of business consistent with past practice;

          (f) will not engage in any special promotion which promotes the sale of Inventory with highly discounted terms;

          (g) will not enter into any agreements or commitments relating to the Business, except on commercially reasonable terms in the ordinary course of business of the Business;

          (h) will comply in all material respects with all laws and regulations applicable to the Business;

          (i) will not enter into any agreement with any third party for the distribution of any of the Purchased Assets;

          (j) will use reasonable efforts to assist Buyer in employing after the Closing Date those employees to whom offers of employment are made by Buyer, and will not (and will cause its Affiliates not to) solicit such employees to remain in the employ of Seller or any of its Affiliates after the Closing Date;

          (k) will not change or announce any change to the products or services sold by the Business except with Buyer's written consent or at Buyer's request;

          (l) will not expand the use of the Purchased Assets within the organization of Seller;

          (m) will not violate, amend or otherwise change in any way the terms of any of the Contracts;

          (n) will not commence a lawsuit related to or involving the Purchased Assets other than (a) for the routine collection of bills; (b) for injunctive relief on the grounds that Seller has suffered immediate and irreparable harm not compensable in money damages, provided that Seller has obtained the prior written consent of Buyer, such consent not to be unreasonably withheld; or (c) for a breach of this Agreement;

          (p) will not assign, sell or otherwise convey to any third party, without obtaining Buyer's prior written consent, any of its accounts receivable prior to the Closing Date.

     6.6  No Other Bids.  Until the earlier to occur of (a) the Closing or (b)
          -------------
the termination of this Agreement pursuant to its terms, Seller shall not, and Seller shall not authorize any of its officers, directors, employees or other representatives to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing information regarding the Business or the Purchased Assets) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal concerning the sale of Seller, the Business or the Purchased Assets (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (a "Transaction Proposal"),
                                                        --------------------
(ii) negotiate, engage in any substantive discussions, or enter into any agreement, with any Person concerning a Transaction Proposal or (iii) execute and deliver any written letter of intent or similar document with any third party relating to a Transaction Proposal. Seller will (x) notify Buyer immediately if any inquiry or proposal is made or any information or access is requested (other than by Buyer) in connection with a potential Transaction Proposal and (y) immediately communicate to Buyer the terms and conditions of any such Transaction Proposal or potential Transaction Proposal or inquiry and the identity of the offeror or potential offeror.

     6.7  Tax Returns.  Seller shall, to the extent that failure to do so could
          -----------
adversely affect the Business or the Purchased Assets following Closing, (a) continue to file in a timely manner all returns and reports relating to Taxes, and such returns and reports shall be true, correct and complete and shall be subject to the review and consent of Buyer which consent shall not be unreasonably withheld, and (b) be responsible for and pay when due any and all Taxes.

     6.8  Post-Closing Access to Information.  If, after the Closing Date, in
          ----------------------------------
order properly to operate the Business or prepare documents or reports required to be filed with governmental authorities or Buyer's financial statements, it is necessary that Buyer obtain additional information within Seller's possession relating to the Purchased Assets or the Business, Seller will furnish or cause its representatives to furnish such information to Buyer. Such information shall include, without limitation, all agreements between Seller and any Person relating to the Business. Seller shall maintain and make available the information and records specified in this Section 6.8 for a period of seven (7) years after the Closing Date.

     6.9  Post-Closing Cooperation.  Seller agrees that, if reasonably requested
          ------------------------
by Buyer, it will cooperate with Buyer, at Buyer's expense, in enforcing the terms of any agreements between Seller and any third party involving the Business, including without limitation terms relating to confidentiality and the protection of intellectual property rights. In the event that

Buyer is unable to enforce its intellectual property rights against a third party as a result of a rule or law barring enforcement of such rights by a transferee of such rights, Seller agrees to reasonably cooperate with Buyer by assigning to Buyer such rights as may be required by Buyer to enforce its intellectual property rights in its own name. If such assignment still does not permit Buyer to enforce its intellectual property rights against the third party, Seller agrees to initiate proceedings against such third party in Seller's name, provided that Buyer shall be entitled to participate in such proceedings and provided further that Buyer shall be responsible for the expenses of such proceedings.

     6.10  No Post-Closing Retention of Copies.  Immediately after the Closing,
           -----------------------------------
Seller shall deliver to Buyer or destroy copies of Purchased Assets in Seller's possession that are in addition to copies delivered to Buyer as part of the Closing, whether such copies are in paper form, on computer media or stored in another form; provided, however, that Seller may retain and use copies of
              ------------------
financial books and records relating to the Business as well as other documents required by law to be kept by Seller for the sole purpose of preparing its statutory accounts. The Seller shall not be permitted to use the financial books and records of the Business for any other reason.

     6.11  Public Announcements.  The parties hereby agree that upon execution
           --------------------
of this Agreement, Buyer may issue a press release in the form reasonably acceptable to the Seller and Buyer.. On and prior to the Closing Date, Buyer and Seller shall advise and confer with each other prior to the issuance of any reports, statements or releases concerning this Agreement (including the exhibits and schedules hereto) and the transactions contemplated herein.
Neither Buyer nor Seller will make any public disclosure prior to the Closing or with respect to the Closing unless both parties agree on the text and timing of such public disclosure; provided, however, that nothing contained herein shall
                        -----------------
prevent either party at any time from furnishing any information to any Governmental Entity. Immediately after this Agreement is signed, both parties will make public announcements to their respective share exchanges; the text of such public announcements will be reviewed by the parties prior to release.

     6.12  Post-Closing Actions.  Subsequent to the Closing Date, Seller shall,
           --------------------
from time to time, execute and deliver, upon the request of Buyer, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Buyer to effect, record or verify the transfer to, and vesting in Buyer, of Seller's right, title and interest in and to the Purchased Assets, free and clear of all Liens, in accordance with the terms of this Agreement.

     6.13  Future Agreements.  In the event Seller enters into any material
           -----------------
agreement between the date of this Agreement and the Closing that relates primarily to the Business, at the request of Buyer, Seller agrees to include any such agreement within the Contracts.

     6.14  Non-Competition Agreement.
           -------------------------

          (a) In consideration of the Buyer entering into this Agreement, Seller undertakes that for three (3) years after the Closing Date and within the counties, cities and states of the United States of America and each political subdivision and/or nation throughout the world (the "Territory") neither it nor any Affiliate (on its own behalf and not
            ---------
on behalf of its holders of preferred stock in their individual capacities) of it will:

              (i) participate, assist or otherwise be directly or indirectly involved or concerned, financially or otherwise, as a member, shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, beneficiary, partner, associate, trustee, financier or otherwise in any business or activity which is the same as or substantially similar to the Business or any material part of it (a "Restricted Business");
                                        --------------------

              (ii) solicit, canvass, induce or encourage directly or indirectly any employee of Buyer to leave the employment of Buyer;

              (iii) solicit, canvass, approach or accept any offer from any person or entity who was at any time during the 24 months immediately preceding the Closing Date a customer or supplier of the Business with a view to establishing a relationship with or obtaining the patronage of that person or entity in a Restricted Business;

              (iv) interfere or seek to interfere, directly or indirectly, with any relationship between Buyer and any client, customer, employee or supplier of the Business.

          (b) If any of the separate and independent covenants and restraints referred to in clause (a) of this Section 6.14 are or become invalid or unenforceable for any reason then that invalidity or unenforceability will not affect the validity or enforceability of any other separate and independent covenants and restraints.

          (c)  If any prohibition or restriction contained in clause (a) of this
Section 6.14 is judged to go beyond what is reasonable in the circumstances, but would be judged reasonable if that activity was deleted or that period or area was reduced, then the prohibitions or restrictions apply with that activity deleted or period or area reduced by the minimum amount necessary.

          (d)  Seller acknowledges that:

               (i) the prohibitions and restrictions contained in clause (a) of this Section 6.14 are reasonable and necessary; and

               (ii) Seller has received valuable consideration for agreeing to the covenants in clause (a) of this Section 6.14.

          (e) Seller and Buyer acknowledge and agree that it will be difficult to compute the amount of damage or loss to Buyer if Seller violated any of their agreements under this Section 6.14, that Buyer will be without an adequate legal remedy if Seller violated the provisions of this Section 6.14, and that any such violation may cause substantial irreparable injury and damage to Buyer not fully compensable by monetary damages. Therefore, Seller and Buyer agree that in the event of any violation by Seller of this Section 6.14, Buyer shall be entitled
(i) to recover from Seller monetary damages, (ii) to obtain specific performance, injunctive or other equitable relief, of either a preliminary or permanent type, and (iii) to seek any other available rights or remedies at law or in equity which may be exercised concurrently with the rights granted hereunder.

     6.15  Permits.  Seller will assist Buyer in obtaining any licenses, permits
           -------
or authorizations required for carrying on the Business but which are not transferable.

     6.16  Bulk Sales Law.  Buyer shall assist Seller in making all such filings
           --------------
as are required in connection with the Bulk Sales laws of California, including, without limitation, the filings and public notice requirements of the California Uniform Commercial Code.

     6.17  Taxes. Seller shall be responsible for paying, shall promptly
           -----
discharge when due, and shall reimburse, indemnify and hold harmless Buyer from, any sales or use, transfer, real property gains, excise, stamp, income, alternative minimum income or other similar Taxes arising from, imposed on or attributable to the transactions contemplated by this Agreement.

     6.18  Indebtedness.  On or prior to the Closing Date, Seller shall have
           ------------
fully discharged, satisfied or cancelled all loans, other indebtedness for money borrowed, accounts payable and equipment leases of Seller and any of its direct or indirect subsidiaries, including without limitation (i) all debts to Maui Investment Holding Co., (ii) all debts to the shareholders of Seller ("Shareholder Discharge"), and (iii) all such liabilities owed to Affiliates of
-----------------------
Seller, and all security interests or other rights related thereto shall have terminated, and Seller shall provide Buyer with evidence of all such discharges, satisfactions or cancellations in the forms reasonably acceptable to Buyer (each a "Discharge"). Maui Investment Holding Co. shall have delivered a release of
   ---------
all claims in connection with the Discharge of all indebtedness between Seller and Maui Investment Holding Co. in the form reasonably satisfactory to Buyer and Buyer's counsel, as the same shall have been delivered to Seller by Buyer at the Closing ("Maui Discharge").
          ---------------

     6.19  Expenses.  Seller and Buyer shall each pay all costs and expenses
           --------
incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Seller shall be solely responsible for all costs and expenses necessary or incident to the transfer of any of the Purchased Assets to Buyer.

     6.20  Settlement with Commerce One.  Prior to the Closing, Seller shall
           ----------------------------
fully and finally settle all claims with and against Commerce One, including without limitation the dismissal with prejudice of all actions between the parties and execution and performance of the Mutual Release and Settlement Agreement in substantially the form attached hereto as Exhibit F (the "Commerce
                                                               -       --------
One Agreement").
-------------

     6.21  Termination of 1998 Equity Incentive Plan and Stock Options.  Seller
           -----------------------------------------------------------
hereby acknowledges and agrees that Buyer will not assume Seller's 1998 Equity Incentive Plan or any other stock plan of Seller and any stock options granted or issuable thereunder and that Seller shall take all such actions as are necessary to terminate the 1998 Equity Incentive Plan and all stock options granted or issuable thereunder as of the Closing Date and the 1998 Equity Incentive Plan and all stock options granted or issuable thereunder shall be terminated on or before the Closing Date (the "Termination of Plans and
                                               ------------------------
Options").

     6.22  Termination of Director of Professional Services. If the employment
           ------------------------------------------------
or consulting relationship between Seller and Sivesh Pradhaan, Director of Professional Services, is terminated on or prior to the Closing, Seller shall make best efforts to execute a Release of Claims between Seller and Sivesh Pradhaan in connection with such termination on or before the Closing Date (the "Termination of Director").
 -----------------------

     6.23  Termination of Agreements. Prior to the Closing, Seller shall use its
           -------------------------
best efforts to fully and finally settle all claims in connection with Sections 2.2(b), (c), (d) and (e).

7.  Employee Matters
    ----------------

     7.1  Transferred Employees.
          ---------------------

          (a) Offer of Employment.  Subject to and in accordance with the
              -------------------
provisions of this Section 7, Buyer may offer employment to any or all of the employees who are employed by Seller in the Business as of the date of this Agreement (the "Employees"). Seller agrees that it will cooperate with Buyer to
                ---------
identify those employees of Seller who are necessary for the conduct the Business. Prior to the Closing, Buyer, shall have the right to contact any or all of the Employees for the purposes of making offers of employment with Buyer (or any Affiliate designated by Buyer) after the Closing Date and receiving written acceptances of such employment (in each case contingent on consummation of the transactions contemplated by this Agreement). Each Key Employee (as defined in Section 8.14 hereof) or other Employee who is employed by Seller on the Closing Date and who actually transfers to employment with Buyer (or any Affiliate designated by Buyer) at or after the Closing Date as a result of an offer of employment made by Buyer is hereafter referred to as a "Transferred
                                                                 -----------
Employee."  Transferred Employees shall not include any person on a disability
--------
leave of more than twenty-six (26) weeks. Buyer shall not be obligated to hire any employee unless an offer of employment is subsequently made to, and accepted by, such employee; in addition, Buyer shall have no obligation to hire any employees of Seller after the Closing Date. The employment of any Transferred Employee shall be subject to Buyer's established policies generally applicable to new employees, including the execution of Buyer's standard form of confidentiality and invention assignment agreement.

          (b) Transition.  The employment by Seller of the Transferred Employees
              ----------
shall end at the close of business on the Closing Date and the employment of the Transferred Employees by Buyer shall commence at 12:01 a.m. on the day after the Closing Date. The terms of employment with Buyer (or Buyer's Affiliates) shall be as mutually agreed to between each Transferred Employee and Buyer (or Buyer's Affiliate, as the case may be), subject to the provisions of this Section 7.1. Between the date of this Agreement and the Closing Date, Seller will provide each Transferred Employee with the same level of compensation as that currently provided by Seller. Buyer shall have no obligation with respect to payments of salary, compensation, wages, health or similar benefits, commissions, bonuses (deferred or otherwise), severance, stock or stock options or any other sums due to any Transferred Employee that accrued before the Closing Date. Seller will be fully responsible for all amounts payable to any employee, including (without limitation) all termination payments, redundancy compensation, severance pay, accrued vacation pay and other amounts payable in respect of the termination of employment of any employee in connection with the sale of the Purchased Assets to the Buyer. In addition, Seller will be fully responsible for all amounts owing to Transferred Employees prior to Closing.

          (c) Retention of Employees Prior to Closing.  Seller agrees to use
              ---------------------------------------
reasonable efforts to retain the Employees as employees of the Business until the Closing Date, and to assist Buyer in securing the employment after the Closing Date of those Employees to whom Buyer (or designated by Buyer) makes or intends to make offers of employment under subsection (a) above. Seller shall not transfer any Employee to employment with Seller outside of the Business prior to the Closing or without the consent of Buyer. Seller shall notify Buyer promptly if, notwithstanding the foregoing, any Employee terminates employment with Seller after the date of this Agreement but prior to the Closing. Buyer may request Seller to hire additional employees for the Business, in which case Seller will use commercial reasonable efforts to identify and hire such employees.

          (d) Bonus.  Buyer will pay to the Key Employees, including Daniel
              -----
Chang, an aggregate of the lesser of $150,000 or 50% of revenue net of expenses received by Buyer as of the one year anniversary of the Closing Date that are a direct result of Seller's Hynet Directive product (the "One Year Bonus"), so
                                                         --------------
long as such Key Employee and Mr. Chang remain employed by Buyer one year after the Closing Date. The One Year Bonus will be distributed among the Key Employees as determined by Mr. Chang, subject to the reasonable consent of Buyer.

     7.2  Compensation and Benefits of Transferred Employees.  Coverage for
          --------------------------------------------------
Transferred Employees under Buyer's compensation and benefit plans and other programs shall commence as of 12:01 a.m. on the day after the Closing Date. Buyer shall be free to establish its own employee benefit plans; Buyer shall have no obligation to offer benefit plans of the same type or with terms similar to or better than the terms of Seller's current employee benefit plans. Buyer may, at its option, give each Transferred Employee credit for such Transferred Employee's years of most recent continuous service with Seller for purposes of determining participation and benefit levels under all of Buyer's vacation policies and benefit plans and programs.

     7.3  Other Employees of the Business.  With respect to each employee of the
          -------------------------------
Business as of the Closing Date who is not a Transferred Employee (each a "Non-
                                                                           ---
Transferred Employee"), Seller agrees to either terminate such Non-Transferred
--------------------
Employee's employment with Seller, effective prior to the Closing or offer such Non-Transferred Employee continued employment with Seller other than in the Business. Seller further acknowledges that the Non-Transferred Employees shall not be employees of Buyer after the Closing.

     7.4  No Right to Continued Employment or Benefits.  No provision in this
          --------------------------------------------
Agreement shall create any third party beneficiary or other right in any Person (including any beneficiary or dependent thereof) for any reason, including, without limitation, in respect of continued, resumed or new employment with Seller or Buyer (or any Affiliate of Seller or Buyer) or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by Seller, Buyer or any Affiliate of Seller or Buyer. Except as otherwise expressly provided in this Agreement, Buyer is under no obligation to hire any employee of Seller, provide any employee with any particular benefits, or make any payments or provide any benefits to those employees of Seller whom Buyer chooses not to employ.

     7.5    No Solicitation or Hire by Seller.  For a period of one year after
            ---------------------------------
the Closing, Seller will not solicit any Transferred Employee for employment. For purposes of this Section 7.5, the term "solicit" shall not include the following activities by Seller: (i) advertising for employment in any bulletin board (including electronic bulletin boards), newspaper, trade journal or other publication available for general distribution to the public without specific reference to any particular employees; (ii) participation in any hiring fair or similar event open to the public not targeted at Buyer's employees; and (iii) use of recruiting or employee search firms that have been instructed by Seller not to target any Transferred Employee.

8.   Conditions to Buyer's Obligations
     ---------------------------------

     The obligations of Buyer under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived by Buyer in writing, except as otherwise provided by law:

     8.1  Representations and Warranties True; Performance; Certificate.
          -------------------------------------------------------------

          (a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date;

          (b) Seller shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date;

          (c) The conditions set forth in this Section 8 have been fulfilled or satisfied, unless otherwise waived in writing by Buyer; and

          (d) Buyer shall have received a certificate, dated as of the Closing Date, signed and verified by an officer of Seller on behalf of Seller certifying to the matters set forth in Sections 8.1(a) and 8.1(b) above.

     8.2  Deliverables and Consents.  At the Closing, Seller shall deliver (i)
                           --------
all Governmental Authorizations, Discharges, Required Consents and consents required to transfer the Contracts to Buyer on the terms and conditions provided to Seller, without change as a result of the transfer to Buyer, (ii) the Maui Discharge, Commerce One Agreement, Termination of Plans and Options and Termination of Director, and (iii) the Settlement Agreement between Seller and the shareholders of Seller owned, beneficially owned, controlled, under common control, managed or affiliated with Katherine Jen.

     8.3  No Proceedings or Litigation.
          ----------------------------

          (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

          (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent transactions contemplated by this Agreement, including, without limitation, the sale of the Purchased Assets or asserting that the sale of the Purchased Assets would be illegal or create liability for damages or which may have a Material Adverse Effect on the Business or the Purchased Assets.

     8.4  Documents.  This Agreement, the exhibits and schedules attached
          ---------
hereto, and any other instruments of conveyance and transfer and all other documents to be delivered by Seller at the Closing and all actions of Seller required by this Agreement and the exhibit agreements, or incidental thereto, and all related matters, shall be in form and substance reasonably satisfactory to Buyer and Buyer's counsel and shall be in full force and effect.

     8.5  Governmental Filings.  The parties shall have made any required filing
          --------------------
with Governmental Entities in connection with this Agreement and the exhibit agreements, and any approvals related thereto shall have been obtained or any applicable waiting periods shall have expired. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, Buyer shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Buyer's legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

     8.6  No Material Adverse Change.  There shall have been no material adverse
          --------------------------
change in the financial condition or results of operations of the Business on the Closing Date as compared with the date of this Agreement.

     8.7  Termination of Benefit Plans.  Seller shall have provided Buyer with
          ----------------------------
evidence, reasonably satisfactory to Buyer as to the termination of all benefit plans and payments owing by Seller relating to all Employees and the termination of all Non-Transferred Employees' benefit plans.

     8.8  Legal Opinions.  Buyer shall have received a legal opinion from  legal
          --------------
counsel to Seller, dated the Closing Date, in a form satisfactory to Buyer.

     8.9  Shareholder Approval.  This Agreement and the transactions it
          --------------------
contemplates shall have been approved and adopted by such vote of the holders of the outstanding shares of Seller's capital stock entitled to vote thereon as is required to approve such transactions, including the unanimous consent of the holders of Seller's common stock, and shall have otherwise been approved as required by law and the charter documents of Seller.

     8.10 Bulk Sales.  The notice required by the California Uniform Commercial
          ----------
Code shall have been prepared and published in accordance with the terms thereof, and any waiting periods or hearings shall have terminated with respect thereto. No other waiting periods or notices shall be required in order for Seller to be in compliance with such Section.

     8.11 Other Conditions.  Buyer and Christine Chang shall have entered to a
          ----------------
consulting agreement in the form attached hereto as Exhibit G, and Buyer and Nai-Yu Pai shall have entered to a consulting agreement in the form attached hereto as Exhibit H.

     8.12 Non-Competition Agreements.  Each of the persons listed on Schedule
          --------------------------
8.12 shall have entered into a non-competition agreement, in the form attached hereto as Exhibit I, which provides that such persons will not engage in any activity which competes in any aspect of the business conducted by Buyer or Seller for two (2) years following the Closing.

     8.13 Key Employees.  On or before the Closing, each of the Employees
          -------------
listed on Schedule 8.13 (the "Key Employees") shall have accepted employment
                              -------------
with Buyer pursuant to Buyer's standard form of offer letter and Proprietary Rights and Confidentiality Agreement.

     8.14 Investor Representation Letter.  In connection with the issuance of
          ------------------------------
the Shares, Seller shall have entered into an Investor Representation Letter in the form reasonably acceptable to Buyer and Buyer's counsel.

9.   Conditions to Seller's Obligations
     ----------------------------------

     The obligations of Seller under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in writing by Seller, except as otherwise provided by law:

     9.1  Representations and Warranties True; Performance.
          ------------------------------------------------

          (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date;

          (b) Buyer shall have performed and complied with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date;

          (c) Seller shall have received a certificate, dated as of the Closing Date, signed and verified by an officer of Buyer on behalf of Buyer certifying to the matters set forth in Sections 9.1(a) and 9.1(b) above.

     9.2  No Proceeding or Litigation.
          ---------------------------

          (a) No preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any Governmental Entity which prevents the consummation of the transactions contemplated by this Agreement.

          (b) No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced and be pending against any of the parties, or any of their respective Affiliates, associates, officers or directors, seeking to prevent the sale of the Purchased Assets or asserting that the sale of the Assets would be illegal or create liability for damages.

     9.3  Documents.  This Agreement, any other instruments of conveyance and
          ---------
transfer and all other documents to be delivered by Buyer to Seller at the Closing and all actions of Buyer required by this Agreement or incidental thereto, and all related matters, shall be in form and substance reasonably satisfactory to Seller and Seller's counsel.

     9.4  Governmental Filings.  The parties shall have made any filing required
          --------------------
with Governmental Entities, and any approvals shall have been obtained or any applicable waiting periods shall have expired. If a proceeding or review process by a Governmental Entity is pending in which a decision is expected, Seller shall not be required to consummate the transactions contemplated by this Agreement until such decision is reached or rendered, notwithstanding Seller's legal ability to consummate the transactions contemplated by this Agreement prior to such decision being reached or rendered.

10.  Indemnification
     ---------------

     10.1 Survival of Representations and Warranties.  All covenants to be
          ------------------------------------------
performed prior to the Closing Date, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby and continue until three (3) years after Closing Date (the "Termination Date"); provided that
                                               ----------------    --------
if any claims for indemnification have been asserted with respect to any such representations, warranties and covenants prior to the Termination Date, the representations, warranties and covenants on which any such claims are based shall continue in effect until final resolution of any claims. Except as otherwise provided herein, all covenants to be performed after the Closing Date shall continue indefinitely. Notwithstanding the foregoing, all representations, warranties and covenants in this Agreement relating to Taxes shall continue until thirty (30) days after expiration of all applicable statutes of limitations.

     10.2 Indemnification.  Subject to the limitations set forth in this
          ---------------
Section 10, from and after the Closing Date, Seller shall protect, defend, indemnify and hold harmless Buyer and Buyer's Affiliates, officers, directors, employees, representatives and agents (each of the foregoing Persons is hereinafter referred to individually as an "Indemnified Person" and collectively
                                            ------------------
as "Indemnified Persons") from and against any and all losses, costs, damages,
    -------------------
liabilities, fees (including without limitation attorneys' fees) and expenses (collectively, the "Damages"), that any of the Indemnified Persons incurs or
                    -------
reasonably anticipates incurring by reason of or in connection with (i) any claim, demand, action or cause of action alleging misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement, including any exhibits or schedules attached hereto, known to Acquiror prior to the Escrow Termination Date, (ii) any liabilities or obligations not specifically assumed by Buyer,
(iii) any failure of Seller to perform any of its obligations under this Agreement or any agreement contemplated by this Agreement, (iv) any noncompliance with or claims relating to applicable bulk sales laws, (v) any claims brought by employees or consultants of Seller who were terminated prior to the Closing Date, and (vi) any reduction in the value of the current assets since the date of this Agreement. Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by Buyer.

     10.3 Method of Asserting Claims.  All claims for indemnification by the
          --------------------------
Buyer or any other Indemnified Person pursuant to this Section 10 shall be made in accordance with the provisions of this section.

          (a) Whenever any claim shall arise for indemnification hereunder, the Buyer party or parties entitled to indemnification (the "indemnified party")
                                                         -----------------
shall promptly notify Seller or parties obligated to provide indemnification (the "indemnifying party") of the claim and, when known, the facts constituting
      ------------------
the basis for such claim; provided, however, that the failure to so notify the
                          --------  -------
indemnifying party shall not relieve the indemnifying party of its obligation hereunder to the extent such failure does not materially prejudice the indemnifying party. In the event of any claim for indemnification hereunder resulting from, arising out of, or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

          (b) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense and with counsel reasonably satisfactory to the indemnified party may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if:

              (i) the indemnifying party acknowledges to the indemnified party in writing, within fifteen (15) calendar days after receipt of notice from the indemnified party, its obligations to indemnify the indemnified party with respect to all elements of such claim;

              (ii) the indemnifying party provides the indemnified party with evidence reasonably acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against such third-party claim and fulfill its indemnification obligations hereunder;

              (ii) the third-party claim involves only money damages and does not seek an injunction or other equitable relief; and

              (iii) settlement or an adverse judgment of the third-party claim is not, in the good faith judgment of the indemnified party, likely to establish a pattern or practice adverse to the continuing business interests of the indemnified party.

     The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense;

provided, however, that if there are one or more legal defenses available to the
--------  -------
indemnified party that conflict with those available to the indemnifying party, or if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim after receiving notice from the indemnified party that it believes the indemnifying party has failed to do so, the indemnified party may assume the defense of such claim; provided, further, that the indemnified party
                                  --------  -------
may not settle such claim without the prior written consent of the indemnifying party, which consent may not be unreasonably withheld, delayed or conditioned. If the indemnified party assumes the defense of the claim, the indemnifying party shall reimburse the indemnified party on a monthly basis for the actual fees and expenses of counsel retained by the indemnified party and the indemnifying party shall be entitled to participate in (but not control) the defense of such claim, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. The parties agree to render, without compensation, to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any action, suit or proceeding, whether or not subject to indemnification hereunder.

          (c) Any amount of money owed by an indemnifying party to an indemnified party hereunder shall be paid with interest, at an annual rate equal to the Prime Rate then in effect (or, if less, the maximum rate permitted by law), from the date that the loss or damage was sustained or cash disbursement made by the indemnified party until such amount is paid by the indemnifying party.

          (d) All indemnification payments hereunder shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability. Each indemnified party shall be obligated in connection with any claim for indemnification under this Section 10 to use commercially reasonable efforts to mitigate damages upon and after becoming aware of any event which could reasonably be expected to give rise to such damages. Subject to the rights of the existing insurers of an indemnified party, an indemnifying party shall be subrogated to any right of action which the indemnified party may have against any other Person with respect to any matter given rise to a claim for indemnification from such indemnitor hereunder.


11.  Termination.
     -----------

     11.1  Termination of Agreement.  This Agreement may be terminated at any
           ------------------------
time prior to the Closing:

          (a) By mutual written consent of Buyer and Seller;

          (b) By either party, if the other party goes into liquidation, has an application or order made for its winding up or dissolution, has a resolution passed or steps taken to pass a resolution for its winding up or dissolution, becomes unable to pay its debts as and when they fall due, or has a receiver, receiver and manager, administrator, liquidator, provisional liquidator, official manager or administrator appointed to it or any of its assets; or

          (c) By Buyer or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

          (d) By either party if the Closing does not occur by April 25, 2000.

     11.2  Procedure and Effect of Termination.  In the event of termination of
           -----------------------------------
this Agreement by any or all of the parties pursuant to Section 11.1, written notice shall be given to each other party specifying the provision of Section 11.1, pursuant to which such termination is made and shall become void and there shall be no liability on the part of Buyer or Seller (or their respective officers, directors, partners or Affiliates), except as a result of any breach of this Agreement by such party or to the extent such a party is entitled to indemnification under Section 10 of this Agreement.

12.  Miscellaneous.
     -------------

     12.1  Amendments and Waivers.  Any term of this Agreement may be amended or
           ----------------------
waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 12.1 shall be binding upon the parties and their respective successors and assigns.

     12.2 Successors and Assigns.  The terms and conditions of this Agreement
          ----------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     12.3 Governing Law.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California.

     12.4 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     12.5 Titles and Subtitles.  The titles and subtitles used in this
          --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     12.6 Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice:

     If to Buyer:        @Road, Inc.
                         47200 Bayside Parkway
                         Fremont, California  94538
                         Attention:  J.D. Fay
                         Fax:  (510) 353-6028

     If to Seller:       Hynet Technologies
                         1927 Landings Drive
                         Mountain View, CA  94043
                                            -----
                         Attention: Daniel Chang
                         Fax: (650) 637-8399
                                    --------


     12.7 Severability.  If one or more provisions of this Agreement are held
          ------------
to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     12.8   Entire Agreement.  This Agreement and the documents referred to
            ----------------
herein are the product of both of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

     12.9   Advice of Legal Counsel.  Each party acknowledges and represents
            -----------------------
that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

     12.10  Arbitration.
            -----------
            (a) Any controversy, dispute or claim arising under this Agreement shall be settled by arbitration before a panel of three arbitrators conducted in Santa Clara County, California in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrator may be entered by any federal or state court having jurisdiction thereof. The parties expressly provide that the provisions of Section 1283.05 of the California Code of Civil Procedure are incorporated into, and made a part of, this Section 12.10. The decision of the arbitrator shall be final and binding upon the parties. The arbitrator shall be authorized to award any relief, whether legal or equitable, to the party so entitled to such relief. In respect of any action, suit or other proceeding relating to the enforcement of the award rendered by the arbitrator pursuant to this Section 12.10, each party hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in the Santa Clara County, State of California. EACH PARTY HEREBY WAIVES ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE
                      ----------
JURISDICTION OF THE AFORESAID COURTS, OR TO OBJECT TO VENUE TO THE EXTENT THAT ANY ACTION, SUIT OR OTHER PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.10.

                           [SIGNATURE PAGE FOLLOWS]

     This Agreement has been duly executed and delivered by the duly authorized officers of Seller and Buyer as of the date first above written.


                           @ROAD, INC.


                           By: /s/ Krish Panu
                              ----------------

                           Name:  Krish Panu
                                 -------------

                           Title: Chairman and CEO
                                  ------------------


                           HYNET TECHNOLOGIES


                           By: /s/ Daniel Chang
                              -----------------------

                           Name:  Daniel Chang
                                ---------------------

                           Title: President and CEO
                                  -------------------


       EXECUTING AS TO SECTION
       2.3(c):                    MAUI INVESTMENT HOLDING CO.

                                  By: /s/ Nai-Yu Pai
                                     ------------------------

                                  Name:  Nai-Yu Pai
                                       ----------------------

                                  Title: Executive Director
                                         --------------------


                 [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                 SCHEDULE 8.12

                 EMPLOYEES EXECUTING NONCOMPETITION AGREEMENTS
                 ---------------------------------------------


Daniel Chang
Christine Chang



[any additional employee shareholders as of the Closing Date]

                                 SCHEDULE 8.13

                                 KEY EMPLOYEES
                                 -------------


Daniel Chang
Harry Chen
Tom Gafford
Vibhu Vivek
Mohammed Salman
Prabhaharan Maniraju
Paraq Pradhan
Allan Pratt
Kerri Golden
Donna Tosh
Nayantara Mangalore
David Chan
Catherine Dudley
Paul Chan

                               LIST OF EXHIBITS